Exhibit 10.29

EXECUTION COPY

BURLINGTON COAT FACTORY HOLDINGS, INC.

2006 MANAGEMENT INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH HEREIN AND IN THE STOCKHOLDERS AGREEMENT AMONG BURLINGTON COAT FACTORY HOLDINGS, INC. AND CERTAIN INVESTORS AND MANAGERS, DATED AS OF APRIL 13, 2006 (THE “STOCKHOLDERS AGREEMENT”). THIS OPTION AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION CONSTITUTE “MANAGEMENT SHARES” AS DEFINED THEREIN.

BURLINGTON COAT FACTORY HOLDINGS, INC.

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

This agreement evidences a stock option granted by Burlington Coat Factory Holdings, Inc., a Delaware corporation (the “Company”), to the undersigned (the “Employee”), pursuant to, and subject to the terms of the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan (the “Plan”), which is incorporated herein by reference and of which the Employee hereby acknowledges receipt. For the purpose of this Agreement, the “Grant Date” shall mean April 13, 2006. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1.	Grant of Option. This certificate evidences the grant by the Company on the Grant Date to the Employee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, the following Units as set forth below.

(a)	Units at $90 per Unit (the “Tranche 1 Options”);

(b)	Units at $180 per Unit (the “Tranche 2 Options”); and

(c)	Units at $270 per Unit (the “Tranche 3 Options” and together with the Tranche 1 Options and Tranche 2 Options, the “Options”).

Each “Unit” consists of 9 shares of Class A Common Stock of the Company, par value $.001 per share, and 1 share of Class L Common Stock of the Company, par value $.001 per share, subject to adjustment as provided in the Plan. The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.	Vesting and Exercisability.

(a)	Vesting of Units. Except as otherwise specifically provided herein, the Options shall vest according to the following schedule:

(i)	40% on second anniversary of the Grant Date;

(ii)	20% on third anniversary of the Grant Date;

(iii)	20% on fourth anniversary of the Grant Date; and

(iv)	20% on the fifth anniversary of the Grant Date.

All Options shall become exercisable in the event of a Change of Control (as defined in the Stockholders Agreement).

(b)	Exercisability of Option . Subject to the terms of the Plan, Options may be exercised in whole or in part at any time following such time as such Option vests. The latest date on which an Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement. For the avoidance of doubt the Option may only be exercised for whole Units and not any individual component shares thereof.

3.	Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Employee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.

4.	Cessation of Employment. Unless the Administrator determines otherwise, the following will apply if the Employee’s Employment ceases:

(a)	Options that have not vested will terminate immediately.

(b)	Units that were issued upon an exercise of the Option (including Units issued upon exercise of Options contemplated by clause (c) below) will be subject to the call options described in Sections 5 of the Stockholders Agreement.

(c)	Subject to the terms of Section 6(a)(3) of the Plan, the vested Options will remain exercisable for the shorter of (i) a period of 60 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate.

5.	Share Restrictions, etc. The Employee’s rights with respect to the Option and shares of Stock issued upon exercise of the Option are subject to the restrictions and other provisions contained in the Plan and the Stockholders Agreement in addition to such other restrictions, if any, as may be imposed by law. In the event of a conflict between the Plan and the Stockholders Agreement, the Stockholders Agreement shall control.

6.	Legends, Retention of Shares, etc. Shares of Stock comprising Units issued upon exercise of the Option shall bear such legends as are required by the Stockholders Agreement and as may be determined by the Administrator prior to issuance. Unvested Units purchased by the Employee upon an exercise of the Option may be retained by the Company until such Units vest.

7.	Transfer of Option. This Option is not transferable by the Employee other than in accordance with the Stockholders Agreement.

8.	Effect on Employment. Neither the grant of this Option, nor the issuance of Units upon exercise of this Option shall give the Employee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline the Employee at any time or affect any right of Employee to terminate his employment at any time.

9.	Certain Important Tax Matters. The Employee expressly acknowledges that the Employee’s rights hereunder, including the right to be issued Units upon exercise of Options, are subject to the Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Employee also authorizes the Company or its subsidiaries to withhold such amount from any amounts otherwise owed to the Employee.

10.	Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Employee. By exercising all or any part of this Option, the Employee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

11.	General. For purposes of this Option and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Employee and any transferee.

Furthermore, by acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a Manager (and to the extent the undersigned is not already a party thereto, the undersigned shall execute a joinder thereto in form and substance acceptable to the Company). The Option and shares of Stock comprising Units issued upon exercise of the Option will be treated as Management Shares under the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned Company and Employee each have executed this Non-Qualified Stock Option Agreement as of the 13th day of April, 2006.

THE COMPANY:	BURLINGTON COAT FACTORY HOLDINGS, INC.

By:
Name:
Title:

The Employee: